EXHIBIT (J)(2)

POWER OF ATTORNEY

Each person whose signature appears below, hereby constitutes and appoints R. Jay Gerken, Kaprel Ozsolak, Robert I. Frenkel, Thomas C. Mandia and Harris Goldblat and each of them, his true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable Smith Barney Aggressive Growth Fund Inc. (the “Company”) to comply with the Investment Company Act of 1940, as amended, the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Company’s Registration Statement on Form N-1A (Securities Act File No. 002-84199) and any other registration statements pursuant to said Acts, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a director and/or officer of the Company any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

This power of attorney shall be valid for the date hereof until revoked by me.

WITNESS our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and as of the dates indicated.

/s/ PAUL R. ADES Paul R. Ades	Director	December 28, 2005

/s/ DWIGHT B. CRANE Dwight B. Crane	Director	December 28, 2005

/s/ FRANK HUBBARD Frank Hubbard	Director	December 28, 2005

/s/ JEROME H. MILLER Jerome H. Miller	Director	December 28, 2005

/s/ KEN MILLER Ken Miller	Director	December 28, 2005